                                                                   Exhibit 99(b)

                            CONSENT OF RAY B. MUNDT

        The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of UGI Corporation upon consummation of the merger of Vulcan Acquisition Corp.; a direct, wholly-owned subsidiary of UGI Corporation, with and into Unisource Worldwide, Inc.


Signature:      /s/ Ray B. Mundt
                ----------------
                    Ray B. Mundt

Date:  March 15, 1999